Exhibit 99.1

Globus Medical Reports Full Year and Fourth Quarter 2016 Results

AUDUBON, PA, February 27, 2017: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter:

•	Worldwide sales increased 6.3% as reported to $151.6 million, or an increase of 6.5% on a constant currency basis

•	Fourth quarter net income was $24.3 million, or 16.0% of sales

•	Diluted earnings per share (EPS) were $0.25

•	Non-GAAP diluted EPS were $0.31

•	Non-GAAP adjusted EBITDA was 37.7% of sales

Full Year 2016:

•	Worldwide sales increased 3.5% as reported to $564.0 million, or an increase of 3.8% on a constant currency basis

•	Net income for the year was $104.3 million, or 18.5% of sales

•	Diluted EPS were $1.08

•	Non-GAAP diluted EPS were $1.19

•	Non-GAAP adjusted EBITDA was 37.4% of sales

David Paul, Chairman and CEO said, “Fourth quarter sales were $151.6 million, a year-over-year increase of 6.3%. Despite our increased spending in support of our pending robotics and trauma launches, our adjusted EBITDA margins was an outstanding 37.7%. We also delivered EPS of $0.25 and non GAAP EPS of $0.31.

"During the fourth quarter, we continued to make progress with product development, sales force development and integration of Alphatec's international business.  We also further expanded our in-house manufacturing capacity.  We are proud of our innovation and product development efforts, which resulted in a total of 17 new product launches in 2016.  We have addressed our sales force expansion challenges and are optimistic that we will return to more robust growth rates in the second half of 2017. We also remain confident in our long-term growth prospects and our ability to sustain industry-leading profitability by continuing to execute on our strategy of rapid product introduction, expansion of our U.S. and international sales footprints, and diligent expense control.”

Fourth quarter sales in the U.S. decreased by 2.7% compared to the fourth quarter of 2015, primarily due to one less selling day in the fourth quarter of 2016. International sales increased by 109.0% over the fourth quarter of 2015 on an as reported basis and 111.8% on a constant currency basis.

Fourth quarter GAAP net income was $24.3 million, a decrease of 35.4% over the same period last year resulting from the one-time positive net income impact of $7.6 million in 2015 due to the settlement of outstanding litigation. Diluted EPS for the fourth quarter was $0.25, as compared to $0.39 for the fourth quarter 2015. Non-GAAP diluted EPS, which removes the impact of this litigation and acquisition related expenses, for the fourth quarter was $0.31, compared to $0.32 in the fourth quarter of 2015.

The company generated net cash provided by operating activities of $51.9 million and non-GAAP free cash flow of $37.7 million in the fourth quarter. Cash, cash equivalents and marketable securities ended the quarter at $350.8 million. The company remains debt free.

The company plans to request an extension to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 by filing Form 12b-25, Notification of Late Filing with the Securities and Exchange Commission.  The company concluded it is not able to compile all information necessary to complete its Form 10-K by March 1, 2017 without unreasonable effort or expense.  The company anticipates filing its Form 10-K for the fiscal year ended December 31, 2016 within the extension period.

2017 Annual Guidance
The company projects 2017 full year sales of $625 million and and non-GAAP fully diluted earnings per share of $1.27.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2016 fourth quarter and full year results with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

The call will be archived until Monday, March 6, 2017. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 6940-2658.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, technology in-licensing fee, and acquisition related costs, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Acquisition related costs/licensing represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one time licensing fees.

In addition, for the period ended December 31, 2016 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represents net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/

licensing, prior period adjustment and the tax effects of such adjustments. Prior period adjustments represent the cumulative impact of prior year adjustments related to depreciation, scrap and provision for excess and obsolete inventory, none of which were individually material to the related year's financial position or results of operations. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, prior period adjustments and the tax effects of such adjustments, which we believe are not reflective of underlying business trends. Additionally, for the periods ended December 31, 2016 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period. We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable. Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Year Ended
(In thousands, except per share amounts)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Sales	$151,590	$142,587	$563,994	$544,753
Cost of goods sold	39,002	34,940	134,705	132,333
Gross profit	112,588	107,647	429,289	412,420

Operating expenses:
Research and development	13,643	9,672	44,532	36,312
Selling, general and administrative	60,839	52,802	222,156	210,241
Provision for litigation	100	(11,701)	3,156	(11,268)
Amortization of intangibles	1,805	389	3,478	1,561
Acquisition related costs	479	488	1,826	3,352
Total operating expenses	76,866	51,650	275,148	240,198

Operating income	35,722	55,997	154,141	172,222
Other income, net	755	236	3,138	583
Income before income taxes	36,477	56,233	157,279	172,805
Income tax provision	12,179	18,632	52,938	60,021

Net income	$24,298	$37,601	$104,341	$112,784

Earnings per share:
Basic	$0.25	$0.39	$1.09	$1.19
Diluted	$0.25	$0.39	$1.08	$1.17
Weighted average shares outstanding:
Basic	95,862	95,273	95,647	95,046
Diluted	96,513	96,214	96,432	96,073

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	December 31, 2016	December 31, 2015

ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$132,639	$60,152
Restricted cash	477	26,119
Short-term marketable securities	157,673	220,877
Accounts receivable, net of allowances of $2,771 and $2,513, respectively	91,983	77,681
Inventories	112,692	105,260
Prepaid expenses and other current assets	14,502	7,351
Income taxes receivable	3,800	8,672
Deferred income taxes	—	38,687
Total current assets	513,766	544,799
Property and equipment, net of accumulated depreciation of $166,711 and $139,144, respectively	124,229	114,743
Long-term marketable securities	60,444	48,762
Note receivable	30,000	—
Intangible assets, net	61,706	33,242
Goodwill	105,926	91,964
Other assets	928	590
Deferred income taxes	30,638	—
Total assets	$927,637	$834,100

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$17,472	$15,971
Accrued expenses	46,401	53,769
Income taxes payable	1,911	763
Business acquisition liabilities, current	14,108	12,188
Total current liabilities	79,892	82,691
Business acquisition liabilities, net of current portion	5,972	21,126
Deferred income taxes	7,876	13,260
Other liabilities	1,819	1,699
Total liabilities	95,559	118,776
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 95,930 and 95,320 shares at December 31, 2016 and December 31, 2015, respectively	96	95
Additional paid-in capital	211,725	192,629
Accumulated other comprehensive loss	(8,642)	(1,958)
Retained earnings	628,899	524,558
Total equity	832,078	715,324
Total liabilities and equity	$927,637	$834,100

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended
(In thousands)	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Net income	$104,341	$112,784
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,771	24,084
Amortization of premium on marketable securities	4,068	3,354
Write-down for excess and obsolete inventories	12,836	9,924
Stock-based compensation expense	11,382	9,639
Excess tax benefit related to nonqualified stock options	(1,571)	(2,050)
Allowance for doubtful accounts	685	1,465
Change in fair value of contingent consideration	2,866	3,118
Non-cash settlement of accrued expenses	(4,632)	(8,405)
Impairment of intangible assets	3,472	—
Change in deferred income taxes	(3,810)	6,235
(Increase)/decrease in:
Restricted cash	25,641	(2,749)
Accounts receivable	(4,668)	(4,193)
Inventories	(10,503)	(19,327)
Prepaid expenses and other assets	4,568	(1,203)
Increase/(decrease) in:
Accounts payable	(23)	(3,825)
Accounts payable to related-party	—	(5,359)
Accrued expenses and other liabilities	(18,164)	(878)
Income taxes payable/receivable	6,634	(657)
Net cash provided by operating activities	171,893	121,957

Cash flows from investing activities:
Purchases of marketable securities	(287,263)	(297,707)
Maturities of marketable securities	281,885	188,702
Sales of marketable securities	52,802	57,728
Purchases of property and equipment	(40,909)	(50,760)
Issuance of note receivable	(30,000)	—
Acquisition of businesses, net of cash acquired	(76,068)	(48,513)
Net cash used in investing activities	(99,553)	(150,550)

Cash flows from financing activities:
Payment of business acquisition liabilities	(5,404)	(1,200)
Proceeds from exercise of stock options	5,874	5,477
Excess tax benefit related to nonqualified stock options	1,571	2,050
Net cash provided by financing activities	2,041	6,327

Effect of foreign exchange rate on cash	(1,894)	153

Net increase/(decrease) in cash and cash equivalents	72,487	(22,113)
Cash and cash equivalents, beginning of period	60,152	82,265
Cash and cash equivalents, end of period	$132,639	$60,152

Supplemental disclosures of cash flow information:
Interest paid	35	9
Income taxes paid	$50,087	$57,100

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
United States	$127,477	$131,051	$500,226	$498,191
International	24,113	11,536	63,768	46,562
Total sales	$151,590	$142,587	$563,994	$544,753

Sales by Product Category:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Innovative Fusion	$79,609	$73,631	$287,594	$288,062
Disruptive Technology	71,981	68,956	276,400	256,691
Total sales	$151,590	$142,587	$563,994	$544,753
Liquidity and Capital Resources:

(Unaudited)	December 31, 2016	December 31, 2015
(In thousands)
Cash and cash equivalents	$132,639	$60,152
Short-term marketable securities	157,673	220,877
Long-term marketable securities	60,444	48,762
Total cash, cash equivalents and marketable securities	$350,756	$329,791

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$433,874	$462,108

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands, except percentages)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income	$24,298	$37,601	$104,341	$112,784
Interest income, net	(1,164)	(406)	(3,057)	(1,304)
Provision for income taxes	12,179	18,632	52,938	60,021
Depreciation and amortization	17,235	6,415	38,771	24,084
EBITDA	52,548	62,242	192,993	195,585
Stock-based compensation expense	2,945	2,704	11,382	9,639
Provision for litigation	100	(11,701)	3,156	(11,268)
Acquisition related costs/licensing	5,280	488	6,931	3,577
Prior period adjustment, excluding depreciation	(3,697)	—	(3,697)	—
Adjusted EBITDA	$57,176	$53,733	$210,765	$197,533

Net income as a percentage of sales	16.0%	26.4%	18.5%	20.7%
Adjusted EBITDA as a percentage of sales	37.7%	37.7%	37.4%	36.3%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income	$24,298	$37,601	$104,341	$112,784
Provision for litigation	100	(11,701)	3,156	(11,268)
Amortization of intangibles	1,805	389	3,478	1,561
Acquisition related costs/licensing	5,280	488	6,931	3,577
Prior period adjustment	1,765	—	1,765	—
Tax effect of adjusting items	(3,054)	3,803	(5,166)	2,127
Non-GAAP net income	$30,194	$30,580	$114,505	$108,781
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(Per share amounts)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Diluted earnings per share, as reported	$0.25	$0.39	$1.08	$1.17
Provision for litigation	—	(0.12)	0.03	(0.12)
Amortization of intangibles	0.02	—	0.04	0.02
Acquisition related costs/licensing	0.05	0.01	0.07	0.04
Prior period adjustment	0.02	—	0.02	—
Tax effect of adjusting items	(0.03)	0.04	(0.05)	0.02
Non-GAAP diluted earnings per share	$0.31	$0.32	$1.19	$1.13

Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Year Ended
(In thousands)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net cash provided by operating activities	$51,896	$44,080	$171,893	$121,957
Adjustment for impact of restricted cash	1	734	(25,641)	2,749
Purchases of property and equipment	(14,208)	(14,154)	(40,909)	(50,760)
Non-GAAP free cash flow	$37,689	$30,660	$105,343	$73,946
Non-GAAP Sales on a Constant Currency Basis Comparative Table:

(Unaudited)	Three Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	December 31, 2016	December 31, 2015
United States	$127,477	$131,051	(2.7)%	—	(2.7)%
International	24,113	11,536	109.0%	$(326)	111.8%
Total sales	$151,590	$142,587	6.3%	$(326)	6.5%

(Unaudited)	Year Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	December 31, 2016	December 31, 2015
United States	$500,226	$498,191	0.4%	—	0.4%
International	63,768	46,562	37.0%	$(1,594)	40.4%
Total sales	$563,994	$544,753	3.5%	$(1,594)	3.8%

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com